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                                                                    EXHIBIT 23.3

                  [LETTERHEAD OF SHAPIRO, ROSENFELD & CLOSE]


                                 April 30, 1998



BioLase Technology, Inc.
981 Calle Amanecer
San Clemente, California  92673

     Re:  BioLase Technology, Inc.
          Registration Statement on Form S-1
          SEC File No. 333-31023
          ----------------------------------

Gentlemen:

We consent to the use of our name under the caption "Legal Matters" in that certain prospectus (the "Prospectus") constituting part of that certain Registration Statement on Form S-1 (File No. 333-31023) (the "Registration Statement") of BioLase Technology, Inc., and to the filing of our opinion, dated August 5, 1997, as an exhibit to the Registration Statement.

By giving you this consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ SHAPIRO ROSENFELD & CLOSE

SHAPIRO, ROSENFELD & CLOSE